Exhibit 10.9

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of Effective Date (defined below), by and between DAVIS COMMERCE CENTER, LLC, a California limited liability company (“Lessor”), and MARRONE ORGANIC INNOVATIONS, INC., a Delaware corporation (“Lessee”), with respect to that certain Standard Multi-Tenant Office Lease-Net dated August 3, 2007 (the “Lease”) for office and lab space located at 2121 2nd Street, Suites B-106 & 107, Davis, California (“Original Premises”). Capitalized terms used herein shall have the same meaning as set forth in the Lease unless otherwise defined herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the Parties agree to amend the Lease in the following particulars only.

1)	Premises: Effective January 1, 2008 (“Expansion Premises Commencement Date”), the Premises shall be revised to include Suite B-104, which consists of approximately 3,159 square feet (“Expansion Premises”), and thereafter all references in the Lease to the “Premises” shall mean and refer to collectively the Original Premises and the Additional Premises. Lessor shall deliver possession of the Expansion Premises to Lessee not later than January 1, 2008 in the condition required by Sections 2.2 and 2.3 of the Lease (the “Required Condition”). The parties acknowledge, however, that the Expansion Premises is currently occupied by Aikido Institute (“Aikido”) pursuant to a lease with Lessor that expires on December 31, 2007. Aikido shall continue to occupy the Expansion Premises from and after January 1, 2008 pursuant to the terms and conditions of a month-to-month sublease between Lessee and Aikido (“Sublease”), a copy of which is attached as Exhibit “A” hereto. Notwithstanding anything to the contrary contained in this First Amendment, if Lessor has not delivered the Expansion Premises to Lessee in the Required Condition by January 1, 2008 (subject to Aikido’s occupancy), Lessor shall not be subject to any liability therefore, but Lessee shall not be obligated to perform its obligations with respect to the Expansion Premises until Lessor delivers the Expansion Premises to Lessee. If, however, Lessor has not delivered possession of the Expansion Premises to Lessee in the required condition (subject to Aikido’s occupancy) by January 15, 2008, Lessee shall have the right, but not the obligation, to terminate the Lease with respect to the Expansion Premises, in which case the Lease shall continue in full force and effect and unmodified by this First Amendment. Subject to Paragraphs 2.2 and 2.3 of the Lease and Paragraph 5 below, Lessor shall not be obligated to construct or pay for any improvements, additions or refurbishment in, to or of the Expansion Premises. Except as set forth herein, Lessee’s lease of the Expansion Premises is upon, and subject to, all of the terms, covenants and conditions set forth in the Lease (as amended hereby) and each party covenants, as a material part of the consideration for this Amendment, to keep and perform their respective obligations under the Lease.

2)	Base Rent: Effective as of the Expansion Premises Commencement Date and continuing until and through December 31, 2008, the Base Rent payable for the Expansion Premises shall be $3,326.65 per month. Commencing upon the earlier of (i) January 1, 2009, or (ii) Substantial Completion (as defined in the Work Letter) of the Expansion Tenant Improvements (as defined below) for the Expansion Premises, the Base Rent will increase to the then–per square foot rental rate specified in Paragraph 50 of the Lease for the Original Premises.

3)	Lessee’s Share of Operating Expenses. In addition to Base Rent, Lessee shall pay Operating Expenses applicable to the Expansion Premises pursuant to Paragraph 4.2 of the Lease. Effective as of the Expansion Premises Commencement Date, “Lessee’s Share” as set forth and defined in Paragraph 1.6 of the Basic Provisions of the Lease is hereby amended to mean 14.19%, based upon the sum of the square footage contained in the Original Premises and the Expansion Premises, which sum the parties agree to be 8,366 square feet.

4)	Security Deposit. On or before the Effective Date, Lessee shall deliver to Lessor an additional Security Deposit of Five Thousand Six Hundred Eighty Six and 20/00 Dollars ($5,686.20) and effective upon Lessor’s receipt of such amount, all references in the Lease to “Security Deposit” (as defined in Paragraph 1.9 of the Basic Lease Provisions thereto), shall thereafter be Fifteen Thousand Fifty Eight and 80/00 Dollars ($15,058.80).

5)	Expansion Tenant Improvements: Lessor and Lessee acknowledge that during calendar year 2008 Lessee intends to terminate the Sublease and have Lessor construct certain tenant improvements (“Expansion Tenant Improvements”) in the Expansion Premises. Lessor shall provide Lessee with a tenant improvement allowance of $35.00 per square foot of the Expansion Premises, or $110,565.00 (“Expansion Allowance”) for construction of the Expansion Tenant Improvements. Lessor shall cause the Expansion Tenant Improvements to be constructed pursuant to the terms and conditions of the Work Letter attached as Exhibit “B” hereto and incorporated by reference herein at Lessor’s cost up to an amount not to exceed the Expansion Allowance.

6)	Sublease: Lessor hereby consents to Lessee’s sublease of the to Aikido on a month-to-month basis terminable upon thirty (30) days’ prior written notice by either party and upon all of the other terms and conditions contained in the Sublease. The sublease of the Expansion Premises by Lessee to any party other than Aikido shall be subject to the provisions of Article 12 of the Lease. Lessor’s consent to the Sublease is upon, and subject to, all of the terms and conditions set forth in Paragraph 8.3 of the Sublease, which are hereby incorporated herein by reference.

7)

Brokers. Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this contemplated transaction and no other person, firm, broker or entity is entitled to any commission or finder’s fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorney’s fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

8)	Limitation of Amendment: Except as expressly set forth herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. In the event of a conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control.

9)	Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of the Lease as amended hereby.

10)	Counterparts; Facsimile/Email Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or email shall be equally effective as delivery of a manually executed counterpart of this Amendment.

11)	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the latest of the dates set forth below (the “Effective Date”).

LESSOR: DAVIS COMMERCE CENTER, LLC, a California limited liability company		LESSEE: MARRONE ORGANIC INNOVATIONS, INC., a Delaware corporation

By:	CT California Fund IV, LLC, a California limited liability company, its Sole Member	By:	/s/ Julie I. Morris
	By: CT Fund Manager IV, LLC, a California limited liability	Name: Julie I. Morris Title: CEO
	company, its Manager	By:	/s/ Pamela Marrone
	By: /s/ John G. Valentine Name: John G. Valentine Title: Senior Vice President	Name: Pamela Marrone Title: CEO
Date: December 13, 2007		Date: December 21, 2007

Exhibit “A”

Sublease

[Attached]

5

AIR

COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD SUBLEASE

(Short-form to be used with post 1995 AIREA leases)

(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE THE “STANDARD SUBLEASE-MULTI-TENANT” FORM)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only ,

is made by and between Marrone Organic Innovations, Inc., a Delaware corporation

(“Sublessor”) and Howard H. Newens, an individual, and Phoebe P. Newens, an individual, doing business as Aikido Institute (collectively, “Sublessee”), (collectively the “Parties”, or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein, and commonly known by the street address of 2121 Second Street, Suite B-104

located in the County of Yolo , State of California

and generally described as (describe briefly the nature of the property) 3,159 square feet

(“Premises”).

1.3 Term: Month-to-month years and months commencing January 1, 2008 (“Commencement Date”) and ending upon either party providing thirty (30) days prior written notice. (“Expiration Date”).

1.4 Early Possession: N/A

(“Early Possession Date”).

1.5 Base Rent: $ 1,840.00 per month (“Base Rent”), payable on the first day of each month commencing

January 1, 2008

If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $ 1,840.00 for the period

each month during the month-to-month term.

(b) Security Deposit: $ 1,840.00 (“Security Deposit”).

(c) Association Fees: $ N/A for the period

(d) Other: $ N/A for.

(e) Total Due Upon Execution of this Lease: $1,840.00, Security Deposit due 1/31/08.

1.7 Agreed Use: The Premises shall be used and occupied only for a self defense course classroom and for no other purposes.

1.8 Real Estate Brokers:

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

N/A represents Sublessor exclusively (“Sublessor’s Broker”):

N/A represents Sublessee exclusively (“Sublessee’s Broker”); or

N/A represents both Sublessor and Sublessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the

Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of or 0% of the total Base Rent) for the brokerage services rendered by the Brokers.

1.9 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by (“Guarantor”).

1.10 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

an Addendum consisting of Paragraphs 1 through 15;

a plot plan depicting the Premises;

a Work Letter;

a copy of the master lease and any and all amendments to such lease (collectively the “Master Lease”);

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other (specify): Consent to Sublease

2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease of suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: Sublessor’s expense Sublessee’s expense. See Addendum.

3. Possession.

3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3 Sublessee Compliance. Sublessor shall not be required to permit Sublessee to remain in tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold prohibit possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

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4.2 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6. Master Lease.

6.1 Sublessor is the lessee of the Premises by virtue of the “Master Lease”, dated as of August 3, 2007, as amended by that certain First Amendment to Lease dated as of even date hereof wherein Davis Commerce Center, LLC is the lessor, hereinafter the “Master Lessor”.

6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein, except to the extent set forth in the Addendum.

6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: See Addendum.

6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

6.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorney’s fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations. See Addendum. 6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7. Assignment of Sublease and Default.

7.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8 7.2 hereof.

7.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor’s obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor, which shall not be unreasonably withheld or delayed.

8. Consent of Master Lessor.

8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting. Master Lessors consent to the Subelase is set forth in the First Amendment.

8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3 In the event that Master Lessor does give such consent then: With respect to Master Lessor’s consent:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

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(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9. Additional Brokers Commissions.

9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease of purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

9.3 Any fee due from Sublessoror Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.

10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions or the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

11. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12. No Prior or Other Agreements; Broker Disclaimer. This Sublease and the addendum to Sublease so attached hereto and incorporated by reference herein contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to

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the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery of performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed at: Davis CA

Executed at: Davis, California

On: December 20 2007

On: 12/20/07

By Sublessor:

By Sublessee:

Marrone Organic Innovations, Inc.,

Howard H. Newens, an individual, and Phoebe

a Delaware Corporation

P. Newens, an individual

By:

Name Printed: Pam Marrone

By:

Title:

Name Printed: Howard H. Newens

Title: an individual

By:

By:

Name Printed: JULIE MORRIS

Title: CFO

Name Printed: Phoebe P. Newens

Address:

Title: an individual

Address:

Telephone:(    )

Facsimile:(    )

Telephone: (530) 297-1215 / 530 574-0259 Phoebe cell

Federal ID No.

Facsimile:(    ) same

Federal ID No. 574-0258

BROKER:

BROKER: Howard cell 530 757-2234 home

Attn:

Attn:

Title:

Title:

Address:

Address:

Telephone:(    )

Telephone:(    )

Facsimile:(    )

Facsimile:(    )

Federal ID No.

Federal ID No.

Consent to the above Sublease is hereby given.

INITIALS

INITIALS

©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION

FORM SBS-3-8/06E

Executed at:

Executed at:

On:

On:

By Master Lessor:

By Guarantor(s):

Davis Commerce Center, LLC

By:

Name Printed:

Address:

By:

Name Printed: John G. Valentine

Title: Senior Vice President

By:

Name Printed:

By:

Address:

Name Printed:

Title:

Address:

Telephone: (    )

Facsimile:(    )

Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©Copyright 1997 By AIR Commercial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

INITIALS

INITIALS

©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION

FORM SBS-3-8/06E

ADDENDUM TO STANDARD SUBLEASE

BETWEEN MARRONE ORGANIC INNOVATIONS, INC., AS SUBLESSOR,

AND HOWARD H. NEWENS AND PHOEBE P. NEWENS, INDIVIDUALS,

COLLECTIVELY, FOR PREMISES LOCATED AT 2121 SECOND STREET, SUITE B-104,

DAVIS, CALIFORNIA

THIS ADDENDUM TO STANDARD SUBLEASE (“Addendum”), dated as of December 20, 2007, is made by and between MARRONE ORGANIC INNOVATIONS, INC., a Delaware corporation, as Sublessor, and HOWARD H. NEWENS AND PHOEBE P. NEWENS, individuals, doing business as Aikido Institute Davis, collectively as Sublessee, to be made a part of that certain Standard Sublease of even date herewith between Sublessor and Sublessee. All undefined capitalized terms used herein shall have the meaning ascribed to them in the Sublease and the Master Lease (in the manner and to the extent the terms of the Master Lease are incorporated into the Sublease). Notwithstanding anything to the contrary contained in the Master Lease or the Sublease, the Sublease is modified and supplemented as follows:

1. Possession. Sublessor and Sublessee acknowledge that Sublessee currently occupies the Premises pursuant to a lease with Master Lessor (“Direct Lease”) that expires as of December 31, 2007. Subject to the terms and conditions of the Sublease, Sublessee shall have the right to continue to occupy the Premises from and after January 1, 2008 pursuant to the Sublease.

2. Condition of Premises. Sublessee shall occupy the Premises during the Term in its current “as is” condition. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any Applicable Requirements (including, without limitation, the Americans With Disabilities Act of 1990 [“ADA”]). Sublessee shall look solely to the Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

3. Sublessee’s Indemnification. In addition to the indemnities set forth in the Master Lease, except to the extent caused by Sublessor’s gross negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Premises, (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents, invitees or visitors; or (iii) a breach of Sublessee’s obligations under the Sublease; or (iv) a breach of Sublessee’s obligations under the Master Lease to the extent incorporated herein

4. Right to Cure Defaults. If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all

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the occurrence of any of the events of default set forth in Section 13.1 of the Master Lease.

10. Remedies: In the event of any default by Sublessee under the Sublease or this Addendum (including, without limitation, a default pursuant to Article 13 of the Master Lease), Sublessor shall have all remedies provided by applicable law, including, without limitation, all rights pursuant to Sections 13.2 through 13.5 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

11. Damage and Destruction; Condemnation. In the event of any damage to or destruction of the Premises or the Building, or in the event of condemnation of the Premises or the Building, the Sublease shall terminate as of the date of the damage, destruction or condemnation.

12. Surrender: On or before the date of the earlier of the expiration or termination of the Term of the Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Premises to Sublessor in the condition received, free of Hazardous Substances, reasonable wear and tear, casualty and condemnation excepted. If the Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Premises to the required condition, plus interest thereon at the Interest Rate. Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Premises.

13. Severability: If any term of the Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of the Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

13. Amendment: The Sublease may not be amended except by the written agreement of both parties hereto.

14. Other Sublease Terms:

A. Incorporation by Reference: Except as otherwise provided in the Sublease or this Addendum, the terms and provisions contained in the Master Lease are incorporated herein by reference and are made a part hereof as if set forth at length; provided, however, that: (i) each reference in such incorporated sections to “Lease” and to “Premises” shall be deemed a reference to this “Sublease” and the “Premises” defined herein, respectively; (ii) each reference to “Lessor” and “Lessee” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as expressly set forth herein; (iii) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor, as and when requested to do so by Sublessee, and, at Sublessee’s sole cost, to use Sublessor’s commercially reasonable good faith efforts to obtain Master Lessor’s performance;

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agrees: (i) to comply with all provisions of the Master Lease applicable to the Premises to the extent incorporated herein with respect to the Term, (ii) to perform all the obligations on the part of the “Lessee” to be performed under the terms of the Master Lease with respect to the Premises during the Term to the extent incorporated herein, and (iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys’ and experts’ fees) arising out of Sublessee’s failure to comply with or to perform Sublessee’s obligations hereunder or the obligations of the “Lessee” under the Master Lease as herein provided or to act or omit to act in any manner which will constitute a breach of the Master Lease. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

C. Sublessor’s Obligations. Sublessee will look to Master Lessor under the Master Lease for all such services. Sublessor shall have no liability or responsibility whatsoever for Master Lessor’s failure or refusal to perform under the Master Lease. Despite Master Lessor’s failure or refusal to comply with any of those provisions of the Master Lease, this Sublease shall remain in full force and effect unless Sublessor elects to terminate the Master Lease, and Sublessee shall pay the Base Rent and provided for in this Sublease without any abatement, deduction or setoff. Sublessor’s obligation to use its commercially reasonable good faith efforts to cause Master Lessor to observe and perform its obligations under the Master Lease shall not be a guarantee by Sublessor of Master Lessor’s compliance with the provisions of the Master Lease, and in no event shall Sublessor be required to initiate any litigation proceedings or file suit against Master Lessor.

15. Joint and Several. If the Sublease and this Addendum are executed by more that one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to the Sublease, or other document ancillary thereto and bind all of the named Lessees, and Sublessor may rely on the same as if all of the named Lessees had executed such document.

IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

SUBLESSEE:	SUBLESSOR:

MARRONE ORGANIC INNOVATIONS, INC.,
Howard H. Newens	a Delaware corporation

By:

	Title:	CFO
Phoebe P. Newens

Exhibit “B”

Work Letter

[Attached]

EXHIBIT “B”

WORK LETTER

TO FIRST AMENDMENT TO LEASE

dated as of Dec. 13, 2007 (“First Amendment”),

by and between Davis Commerce Center, LLC, a

California limited liability company (“Lessor”) and

Marrone Organic Innovations, Inc., a Delaware corporation (“Lessee”)

This Work Letter shall set forth the terms and conditions relating to the construction of the Expansion Tenant Improvements in the Expansion Premises. All references in this Work Letter to Paragraphs or Sections of “the Lease” shall mean the relevant portions of Paragraphs 1 through 58 of that certain Standard Multi-Tenant Office Lease-Net dated August 3, 2007, as amended by the First Amendment (as so amended, the “Lease”) and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 9 of this Work Letter. Capitalized terms used herein without definition shall be used as defined in the Lease.

1.	SPACE PLANS AND WORKING DRAWINGS

(a) Space Plans. After Lessee notifies Lessor in writing that Lessee desires to commence the process of designing and constructing the Expansion Tenant Improvements. Lessor’s architect (the “Architect”) shall prepare detailed space plans (“Space Plans”) for the construction of the Expansion Tenant Improvements in accordance with the building standards for the Property. Lessee agrees to cooperate with the Architect and provide all information reasonably necessary to prepare and complete the Space Plans as soon as reasonably practicable after receipt of the Architect’s request, including, without limitation, location of doors, partitioning, electrical fixtures, outlets and switches, telephone jacks, computer and telecommunication jacks, and other special requirements. Lessee shall approve the Space Plans or notify Lessor of any comments or revisions in writing on or before the date which is five (5) business days following receipt thereof. Lessee’s approval shall not be unreasonably withheld. Representatives of both parties shall promptly make themselves available to discuss and resolve any comments or revisions, and such documents shall promptly be revised by Lessor to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.

(b) Working Drawings. Based upon the approved Space Plans for the Expansion Premises, Lessor’s Architect and engineer shall prepare final working drawings for the construction of the Expansion Tenant Improvements in accordance with the building standards for the Property and the Space Plans. Lessee agrees to cooperate with Lessor’s Architect and provide all information reasonably necessary to prepare and complete the working drawings within ten (10) days following receipt of Lessor’s Architect’s request for such information. Lessor shall submit such working drawings to Lessee for its review and Lessee shall approve such drawings or notify Lessor of any comments or revisions within ten (10) days after receipt thereof. Lessee’s approval of the working drawings shall not be unreasonably withheld. Representatives of both parties shall promptly make themselves available to discuss and resolve any comments or revisions, and such documents shall promptly be revised by Lessor to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters. The agreed upon working drawings shall be called the “Approved Working Drawings”.

(c) Changes in Plans. Any changes in the Space Plans or the Approved Working Drawings after approval by Lessee shall be approved by Lessor, which approval shall not be unreasonably withheld or delayed, and prepared at Lessee’s sole cost and

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expense, and any Excess Costs (defined below) resulting from such changes shall be at Lessee’s sole cost and expense. Furthermore, Lessee shall be liable for any resulting delays in completing the Expansion Tenant Improvements and for the increased costs in completing the Expansion Tenant Improvements, if any, resulting from such delays. Any sums required to be paid by Lessee pursuant to this Section 1(c) shall be paid to Lessor prior to Lessor’s commencement of the Expansion Tenant Improvements or if arising after commencement of the Expansion Tenant Improvements, within twenty (20) days after Lessee’s receipt of an invoice for such Excess Costs.

(d) Compliance with Law. The Space Plans and the Approved Working Drawings shall comply with all Applicable Requirements, including, without limitation, the building codes for the City of Davis. Lessor’s space planner or Architect shall ensure that all plans and specifications shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

2.	BUILDING PERMIT

Within three (3) business days after approval by Lessor and Lessee of the Approved Working Drawings for the Expansion Tenant Improvements. Lessor shall submit the Approved Working Drawings to the appropriate governmental body for plan checking and a building permit. Lessor, with Lessee’s cooperation, shall cause to be made any change in the Approved Working Drawings necessary to obtain building permits for the Expansion Premises. After final approval of the Approved Working Drawings by Lessor, Lessee and any appropriate governmental body, no further changes thereto may be made without the prior written approval of Lessor, which shall not be unreasonably withheld or delayed.

3.	TENANT IMPROVEMENT COST/EXPANSION ALLOWANCE

(a) Expansion Tenant Improvement Costs. “Expansion Tenant Improvements Costs” shall mean and include all costs incurred to complete the Expansion Tenant Improvements, including, without limitation, the following: (i) payments to contractors for labor, material, equipment, and fixtures supplied pursuant to any construction contract entered into in accordance with this Work Letter, (ii) the costs incurred for the preparation of the Space Plans and Approved Working Drawings, (iii) the payment of plan check, permit and license fees relating to construction of the Expansion Tenant Improvements Costs, (iv) the cost of any changes in the base building of which the Expansion Premises are a part when such changes are required by the Approved Working Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), (v) the cost of any changes to the Approved Working Drawings or Expansion Tenant Improvements Costs required by any applicable building code, (vi) premiums for builder’s risk insurance and other insurance required by the Lease or the Work Letter, (vii) costs incurred for the management and administration of the construction, including without limitation, wages, labor burden, and expediting, procurement, and administrative expenses, and (viii) sales and use taxes and Title 24 fees. Notwithstanding the forgoing, the Expansion Tenant Improvements Costs shall not include the following: (A) subject to clause (v) above, any material work to the Expansion Premises that is not identified in the Approved Working Drawings (as the same may be modified by any change orders authorized in writing by Lessor and Lessee); (B) subject to clause (v) above, charges and expenses for material changes to the Approved Working Drawings that have not been authorized in writing by Lessee; (C) principal, interest and fees for construction and permanent financing; (D) costs for which Lessor actually receives reimbursement from others, including, without limitation, insurers and warrantors: (E) restoration costs in excess of insurance proceeds as a consequence of casualties; (F) penalties and late charges attributable to Lessor’s failure to pay the Expansion Tenant Improvements Costs when due (unless such failure results

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from Lessee’s failure to timely pay any applicable Excess Costs; and (G) costs arising from or in connection with the presence of Hazardous Substances on the Expansion Premises not caused by Lessee or any Lessee Party.

(b) Estimated Expansion Tenant Improvements Costs. Within fifteen (15) days after Lessor and Lessee have agreed on the Approved Working Drawings pursuant to Paragraph 1(b) above, Lessor shall submit the Approved Working Drawings to GP Construction (the “Contractor”) for bid. The Contractor’s bid shall include both a bid for the cost of constructing the Expansion Tenant Improvements (the “Expansion Tenant Improvements Costs”) and a preliminary construction schedule (the “Construction Schedule”). Upon Lessor’s receipt of the Contractor’s bid. Lessor shall promptly submit the bid to Lessee. Lessee shall review the bid, including the Expansion Tenant Improvements Costs and Construction Schedule, and within seven (7) business days after receipt thereof, notify Lessor of any objections to the Approved Working Drawings and/or any proposed revisions thereto to reduce the Expansion Premises Improvements Costs and/or to adjust the Construction Schedule. Representatives of the parties shall promptly make themselves available to discuss and resolve any such objections to or revisions. Lessor then shall promptly cause the Contractor to revise the Expansion Tenant Improvements Costs and/or the Construction Schedule to incorporate any agreed upon changes and resubmit the same for Lessee’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Once Lessee and Lessor have mutually agreed upon the Expansion Tenant Improvements and on the Construction Schedule. Lessee and Lessor shall mutually authorize commencement of construction of the Expansion Tenant Improvements. In the event the parties cannot reach agreement and resolve all disputed matters relating to any of the foregoing, the parties shall continue to meet and confer and negotiate in good faith until an agreement is reached on any disputed matters. If despite such good faith efforts, the parties cannot reach agreement and resolve all disputed matters relating to any of the foregoing. Lessee may elect by written notice to Lessor to construct the Expansion Tenant Improvements in accordance with the Approved Working Drawings and Paragraph 7.3 of the Lease. In which event, Lessor shall provide Lessee with a tenant improvement allowance in the amount of the Expansion Allowance towards Lessee’s construction of the Expansion Tenant Improvements, which shall be paid to Lessee within twenty (20) business days after the receipt by Lessor of a payment requisition from Lessee certifying that the Expansion Tenant Improvements have been Substantially Completed in accordance with the Approved Working Drawings, provided that (i) there is no uncured default under the Lease by Lessee; (ii) Lessee provides Lessor waivers of liens from Lessee’s contractor and all subcontractors and materialmen providing work or materials with respect to the Improvements; (iii) Lessee delivers to Lessor a statement from Lessee’s architect indicating that, to the best of his/her knowledge, information and belief, the Expansion Tenant Improvements have been Substantially Completed in accordance with the Approved Working Drawings; and (iv) Lessee shall have complied with any and all requirements of Lessor’s lender with respect lo such requisition. Lessee’s contractor shall be reasonably acceptable to Lessor.

(c) Payment of Expansion Tenant Improvements Costs.

(i) Lessor’s Obligation. Lessor shall promptly pay when due and be responsible for all Expansion Tenant Improvements Costs up to an amount not to exceed the Expansion Allowance set forth in the First Amendment.

(ii) Lessee’s Obligation, Excess Costs. If the Expansion Tenant Improvements Costs as approved by Lessor and Lessee pursuant to Paragraph 3(b) above shall exceed the Expansion Allowance (such amounts exceeding the Expansion Allowance being herein referred to as the “Excess Costs”). Lessee shall pay the Excess Costs to Lessor within twenty (20) days after receipt of Lessor’s written request therefore and prior to the commencement of construction of the Expansion Tenant Improvements. In the event that the costs of the Expansion Tenant Improvements Costs shall increase

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after Lessor’s and Lessee’s approval thereof pursuant to Paragraph 3(b) above. Lessee shall pay the amount of such additional Expansion Tenant Improvements Costs to Lessor within twenty (20) days after Lessee’s receipt of an invoice for such additional costs.

(iii) Final Accounting. Within thirty (30) days after Substantial Completion of the Expansion Tenant Improvements, Lessor shall provide to Lessee a statement (the “Final Invoice”), with supporting documentation, setting forth the total amount of the Expansion Tenant Improvements Costs. All Expansion Tenant Improvements Costs and Excess Costs (if any) thereof shall be subject to reasonable audit, verification and correction, if necessary, by Lessee and/or its authorized representatives (who shall have access to the relevant portions of the Lessor’s books and records for such purpose) without either party being prejudiced by any payment thereunder. In the event the parties cannot reach agreement and resolve all disputed matters relating to the final accounting, the parties shall continue to meet and confer and negotiate in good faith until an agreement is reached on the final accounting. Once the final accounting has been approved by both parties, if the final accounting shows that Lessee has not paid in full its Excess Costs pursuant to this Section, Lessee shall pay the difference to Lessor within thirty (30) days after the date of the final accounting. If the final accounting shows that Lessee has paid to Lessor more than Lessee’s actual Excess Costs for the Expansion Tenant Improvements. Lessor shall refund the overpayment to Lessee within thirty (30) days after the date of the final accounting.

4.	COMPLETION OF THE EXPANSION TENANT IMPROVEMENTS

(a) Construction of Tenant Improvements. Promptly upon receipt of all necessary governmental approvals required to construct the Expansion Tenant Improvements and Lessee’s payment to Lessor of any Excess Costs pursuant to Paragraph 3(c)(ii) above, if any, Lessor shall cause the Contractor to commence and complete construction of the Expansion Tenant Improvements in accordance with the Approved Working Drawings.

(b) Substantial Completion. For the purposes of this Work Letter, “Substantial Completion” of the Expansion Tenant Improvements shall mean that, with the exception of any Lessee Work, as defined in Section 5 below and punch list items which would not prevent the use or occupancy of Expansion Premises for the permitted use thereof, the Expansion Tenant Improvements arc completed in accordance with the Approved Working Drawings and all mechanical systems serving the Expansion Premises are in good working order, and a Certificate of Occupancy (or equivalent) or Temporary Certificate of Occupancy (or equivalent), if required for Lessee’s occupation of the Expansion Premises shall have been obtained.

(c) Punch List. Lessor shall notify Lessee in writing of the anticipated date of substantial completion of the Expansion Tenant Improvements (the “Substantial Completion Date”) and the scheduled date on which Lessee shall meet with Lessor to inspect the Expansion Tenant Improvements by notice given at least five (5) business days prior to the Substantial Completion Date stated therein. Within five (5) business days after the date of Lessee’s inspection of the Expansion Tenant Improvements, Lessee shall submit to Lessor a punch list of incomplete or defective items of the Expansion Tenant Improvements. Lessor shall endeavor to complete such punch list of items within thirty (30) days after such inspection. If Lessee fails to meet with Lessor on the scheduled inspection date and deliver the punch list to Lessor by the date that is five (5) business days thereafter, the Expansion Tenant Improvements shall be deemed completed and satisfactory.

5.	FURNITURE AND TELEPHONE SYSTEMS

Lessee acknowledges and agrees that Lessee is solely responsible, at Lessee’s sole

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cost and expense, for obtaining, delivering and installing in the Expansion Premises all necessary and desired furniture, telephone equipment, telephone and computer cabling, telephone service, business equipment and other similar items, and that Lessor shall have no responsibility whatsoever with regard thereto (collectively, “Lessee’s Work”). Lessee shall use commercially reasonable good faith efforts to minimize interference with Lessor’s construction of the Expansion Tenant Improvements while Lessee is installing the Lessee’s Work, and the parties shall cooperate in good faith to accommodate the work of each party while both parties are working in the Expansion Premises. No part of the Expansion Allowance shall be used for or applied to Lessee’s Work.

6.	FAILURE OF LESSEE TO COMPLY

Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if a default by Lessee, beyond applicable notice and cure periods, under the Lease or this Work Letter has occurred at any time on or before the Substantial Completion of the Expansion Tenant Improvements, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease. Lessor shall have the right to cause the Contractor to cease the construction of the Expansion Tenant Improvements, and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease or this Work Letter.

7.	COMPLIANCE WITH LAWS

Lessor shall cause the Expansion Tenant Improvements to be constructed in a good and workmanlike manner using new materials and equipment of good quality, and in accordance with all Applicable Requirements.

8.	LESSOR’S WARRANTY

In addition to (and not in lieu of) Lessor’s obligations under the Lease with respect to repairs, Lessor Warrants to Lessee that the Expansion Tenant Improvements will be free from latent defects in workmanship and materials during the initial twelve (12) months of the Substantial Completion Date (“Warranty Period”). Therefore, if Lessee shall notify Lessor in writing of a non-compliance with the foregoing warranty on or before the expiration of the Warranty Period, Lessor shall, promptly after receipt of such written notice from Lessee setting forth the nature and extent of such non-compliance, rectify same, without cost or expense to Lessee. Such rectification shall be performed as promptly as practical and in such manner so as to minimize interference with Lessee’s operation in or about the Expansion Premises.

9.	INSPECTIONS AND SCHEDULING

Lessee and Lessee’s representatives shall have the right, from time to time, to observe the progress of the Expansion Tenant Improvements, to inspect installation of the Expansion Tenant Improvements and to reasonably reject any Expansion Tenant Improvements not in conformance with the Approved Working Drawings. Lessor shall be available, and cause the Contractor to be available, to Lessee or its representatives from time to time upon reasonable prior notice when necessary or desirable for the purpose of reviewing the Expansion Tenant Improvements.